Exhibit 99.1

GSI Group Inc. Announces John Roush to Become Chief Executive Officer

The highly experienced technology executive to lead GSI Group by early 2011

BEDFORD, Mass., November 17, 2010 – GSI Group Inc. (Pink Sheets: LASR.PK) (the “Company” or “GSI”) today announced that John Roush agreed to join GSI as its next Chief Executive Officer. Mr. Roush, 45, joins GSI after a successful 12-year career with PerkinElmer, Inc., where he was a corporate officer and served in several senior leadership positions, most recently as president of PerkinElmer’s Environmental Health business. After a brief transition period, during which he will serve in an advisory capacity, Mr. Roush will become GSI’s Chief Executive Officer by early 2011, succeeding Michael E. Katzenstein, who has served as the Company’s interim principal executive officer since May 2010. The move successfully completes the strategic initiative announced on September 9, 2010 to recruit a permanent Chief Executive Officer for the Company.

“We are extremely pleased to have attracted an executive of John’s caliber and experience to lead GSI’s development and chart its growth strategy for the future,” said Stephen W. Bershad, GSI’s Chairman of the Board. “John is uniquely suited to lead our company and to extend GSI’s worldwide market and product expansion. We are extremely excited about the future and look forward to John’s contributions in shaping our business,” added Bershad.

“I am excited for this opportunity to join the GSI team and to lead the organization as it scales its operations to address new market opportunities,” said Mr. Roush. “The company’s strong proprietary technology base, established industry partners and customers and large target markets provide a solid foundation from which to build a highly valuable, industry leading company.”

Since 2009, Mr. Roush has been serving as president of PerkinElmer’s Environmental Health business, accounting for approximately $1.1 billion of PerkinElmer’s annual revenues. From 2004 to 2009, Mr. Roush led PerkinElmer’s Optoelectronics business unit, which supplies specialty photonics products to biomedical and industrial OEMs. From 1999 to 2004, Mr. Roush served in various general management roles within the Optoelectronics business unit. Prior to joining PerkinElmer, Mr. Roush held management positions with Outboard Marine Corporation, AlliedSignal, Inc., now Honeywell International, McKinsey & Company Inc. and General Electric.

Mr. Roush holds a Bachelor of Science degree in electrical engineering from Tufts University and a Master of Business Administration from Harvard Business School.

About GSI Group Inc.

GSI Group Inc. supplies precision technology to the global medical, electronics, and industrial markets and semiconductor systems. GSI Group Inc.’s common shares are quoted on Pink OTC Markets Inc. (LASR.PK).

More information about GSI is available on the company’s website at www.gsig.com.

Safe Harbor and Forward Looking Information

Certain statements in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on current expectations and assumptions that are subject to risks and uncertainties. All statements contained in this news release that do not relate to matters of historical fact should be considered forward-looking statements, and are generally identified by words such as “expect,” “intend,” “anticipate,” “estimate,” “plan,” and other similar expressions. These forward-looking statements include, but are not limited to, statements related to: the Company’s worldwide market and product expansion; the scaling of the Company’s operations to address new market opportunities; the Company’s belief about its market opportunities; the Company’s optimism regarding its prospects for the future; and other statements that are not historical facts.

These forward-looking statements involve a number of risks, uncertainties, assumptions and other factors that could affect future results and cause actual results and events to differ materially from historical and expected results and those expressed or implied in the forward-looking statements, including, but not limited to, the following: the potential adverse impact of the Company’s recently completed Chapter 11 bankruptcy proceedings on the Company’s business, financial condition or results of operations; the potential adverse impact of the SEC’s formal investigation relating to its review of the Company’s accounting practices and the restatement of the Company’s historical consolidated financial statements; the highly unpredictable nature of the semiconductor and electronics materials processing industry; the Company’s ability to manage its significant indebtedness in light of current economic and business conditions; the Company’s ability to grow and increase profitability; the Company’s ability to quickly increase manufacturing capacity and promptly respond to fluctuating product demands; the Company’s need to invest in research and development; the Company’s ability to develop and deliver new competitive technology and enhancements and customer acceptance thereof; the effects of competition; the Company’s ability to identify and hire permanent senior management; the Company’s failure to identify and manage weaknesses in internal controls; the Company’s ability to complete its restatement and complete and file its delayed periodic reports with the SEC and its ability to file timely with the SEC in the future; the incurrence of additional material obligations as part of the Chapter 11 restructuring; and the Company’s ability to convert bookings and backlog into shipments or revenue, as they are subject to termination or cancellation under certain circumstances. Other important risk factors that could affect the outcome of the events set forth in these statements and that could affect the Company’s operating results and financial condition are discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, the Company’s Current Report on Form 8-K filed on June 4, 2010, and in the Company’s subsequent filings with the SEC made prior to or after the date hereof. Such statements are based on the Company’s management’s beliefs and assumptions and on information currently available to the Company’s management. The Company disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this document except as required by law.

For more information contact:

GSI Group Investor Relations

Telephone: (781) 266-5137

Email: InvestorRelations@gsig.com